UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2021

ALLEGHANY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway, 34th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	Y	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

In July 2016, Transatlantic Reinsurance Company (“TRC”), a wholly-owned subsidiary of Alleghany Corporation (“Alleghany”), entered into a five-year agreement with General Reinsurance Corporation (“Gen Re”), a wholly-owned subsidiary of Berkshire Hathaway Inc., for TRC to act as exclusive underwriting manager on behalf of Gen Re for U.S. and Canadian property and casualty treaty reinsurance business produced by brokers and intermediaries (the “Agreement”). On June 14, 2021, TRC announced that TRC and Gen Re have decided not to extend the Agreement. Alleghany does not expect the non-renewal of the Agreement to have a material impact on its results of operations and financial condition.

Forward-Looking Statements

This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expects,” “estimates,” or other comparable words. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include the factors set forth in Alleghany’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION

Date: June 15, 2021	By:	/s/ Kerry J. Jacobs
	Name:	Kerry J. Jacobs
	Title:	Executive Vice President

3